Exhibit 2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 29, 2007, by and among EDAP TMS S.A., a French société anonyme, with headquarters located at Parc d’Activités La Poudrette Lamartine, 4/6 Rue du Dauphiné, 69120 Vaulx-en-Velin, France (the “Company”), and the undersigned buyers signatory hereto and listed on the Schedule of Buyers attached hereto (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) senior convertible bonds of the Company (the “Senior Debentures”), which shall, among other things, be convertible into Applicable Securities (as defined below) (as converted, the “Conversion Shares”) in accordance with the terms of the Senior Debentures and (ii) warrants (the “Warrants”) which shall be exercisable into Applicable Securities (as exercised, the “Warrant Shares”).

B. The Senior Debentures bear interest, which at the option of the Company, subject to certain conditions, may be paid in Applicable Securities (the “Interest Shares”).

C. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

a. “Additional Effectiveness Deadline” means the date which is (i) ninety (90) calendar days after the Additional Filing Date, (ii) one-hundred and twenty (120) calendar days after the Additional Filing Date in the event that the Registration Statement is subject to review by the SEC, or (iii) one-hundred and fifty (150) calendar days after the Closing Date in the event that the Initial Registration Statement is subject to review by the SEC in respect of Rule 415 (as defined below), but in no event later than the earlier to occur of (x) the date the Initial Registrable Securities are eligible to be sold by the Investors pursuant to Rule 144(k) under the 1933 Act or Rule 144 without regard to the volume and manner of sale requirements of Rule 144 and (y) the second (2nd) anniversary of the Closing Date.

b. “Additional Filing Date” means the date on which an Additional Registration Statement is filed with the SEC.

c. “Additional Filing Deadline” means, as soon as practicable after the date the Initial Registration Statement is declared effective by the SEC, but in no event later than the earlier of (i) ninety (90) calendar days prior to the earlier to occur of (x) the date the Initial Registrable Securities are eligible to be sold by the Investors pursuant to Rule 144(k) or Rule 144 without regard to the volume and manner of sale requirements of Rule 144 and (y) the second (2nd) anniversary of the Closing Date or (ii) the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities not covered by the initial Registration Statement.

d. “Additional Registrable Securities” means, (i) any Conversion Shares not previously included on a Registration Statement, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any additional Conversion Shares and Warrant Shares issuable in connection with any anti-dilution provisions in the Senior Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Senior Debentures or limitations on exercise set forth in the Warrants) and (iv) any share capital of the Company issued or issuable with respect to the Senior Debentures, the Conversion Shares, the Interest Shares, the Warrants, or the Warrant Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Senior Debentures or exercises of the Warrants. Notwithstanding the foregoing, to the extent the number of Additional Registrable Securities included on the Additional Registration Statement would not be reduced by the inclusion of a number of Interest Shares on such Additional Registration Statement, such number of Interest Shares shall be permitted by the parties hereto to be included on such Additional Registration Statement.

e. “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

f. “Additional Required Registration Amount” means (i) 100% of the number of Conversion Shares not previously included on a Registration Statement, (ii) 100% of the number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination and (iii) any additional Conversion Shares and Warrant Shares issuable in connection with any anti-dilution provisions in the Senior Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Senior Debentures or limitations on exercise set forth in the Warrants), all subject to adjustment as provided in Section 2(f), without regard to any limitations on exercises of the Senior Debentures and the Warrants.

g. “Applicable Securities” means ordinary shares, par value €0.13 per share (the “Ordinary Shares”) which may in certain circumstances be delivered to the Investor in the form of American Depository Receipts (“ADRs”) with each ADR representing one (1) American Depository Share (each an “ADS”), with each ADS representing one (1) Ordinary Share, except as specified in the Senior Debentures and the Warrants.

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h. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and Lyon, France, are authorized or required by law to remain closed.

i. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

j. “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

k. “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

l. “Initial Effectiveness Deadline” means the date (i) in the event that the Initial Registration Statement is not subject to a review by the SEC, ninety (90) calendar days after the Closing Date, (ii) in the event that the Initial Registration Statement is subject to review by the SEC, one-hundred and twenty (120) calendar days after the Closing Date, or (iii) in the event that the Initial Registration Statement is subject to review by the SEC in respect of Rule 415 (as defined below), one-hundred and fifty (150) calendar days after the Closing Date.

m. “Initial Filing Deadline” means the date that is thirty (30) calendar days after the Closing Date.

n. “Initial Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Senior Debentures (including ADRs evidencing ADSs representing such Conversion Shares) and (ii) any capital stock of the Company issued or issuable with respect to the Senior Debentures or the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Senior Debentures, but in no event less than one-third of the number of issued and outstanding Ordinary Shares that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement. Notwithstanding the foregoing, to the extent the number of Initial Registrable Securities included on the Initial Registration Statement would not be reduced by the inclusion of a number of Interest Shares on such Initial Registration Statement, such number of Interest Shares shall be permitted by the parties hereto to be included on such Initial Registration Statement.

o. “Initial Required Registration Amount” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) one-third of the number of issued and outstanding Ordinary Shares that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement.

p. “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

q. “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the

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provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

r. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

s. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

t. “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities, provided that an Investor’s security shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act (in which case, only such security sold shall cease to be a Registrable Security) or (B) such security becoming eligible for public sale by the Investor pursuant to (x) Rule 144(k) under the 1933 Act or (y) otherwise pursuant to Rule 144 without regard to any of the volume or manner of sale requirements of Rule 144.

u. “Registration Statement” means the Initial Registration Statement or the Additional Registration Statement, as applicable.

v. “Required Holders” means the holders of at least 2/3rds of the Registrable Securities.

w. “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

x. “Rule 144” means Rule 144 promulgated under the 1933 Act, as amended, or any successor rule that may permit Investors to sell securities to the public without registration.

y. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

z. “SEC” means the United States Securities and Exchange Commission.

aa. “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

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2. Registration.

a. Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable, but not later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form F-3 all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that the Company shall use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, but in no event covering less than all of the Initial Registrable Securities. In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of Initial Registrable Securities equal to the Initial Required Registration Amount as of the date the Initial Registration Statement is initially filed with the SEC. If any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on the Initial Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Warrant Shares held by such Investors), and second by Registrable Securities represented by Interest Shares (applied, in the case that some Interest Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Conversion Shares held by such Investors), and third by Registrable Securities represented by Conversion Shares (applied, in the case that some Interest Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Conversion Shares) held by such Investors; provided, however, the parties hereto agree that the Initial Registration Statement shall include up to four quarters of Interest Shares (based on an assumed Interest Conversion Rate on the date such Registration Statement is filed), and Registrable Securities represented by Conversion Shares may be excluded from such Initial Registration Statement before excluding such Registrable Securities representing the first four quarters of Interest Shares. The Initial Registration Statement shall contain (except as otherwise reasonably directed by the Required Holders or required pursuant to written comments received from the SEC upon review of such Initial Registration Statement) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline.

b. Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable, but in no event later than each Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form F-3 covering the resale of all of the Additional Registrable Securities. In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of Additional Registrable Securities equal to the

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Additional Required Registration Amount as of the date the Additional Registration Statement is initially filed with the SEC. Each Additional Registration Statement shall contain (except as otherwise reasonably directed by the Required Holders or required pursuant to written comments received from the SEC upon review of such Registration Statement) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline.

c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities in compliance with Section 9 hereof, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Applicable Security included in a Registration Statement which remains allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. Except as set forth in this Section 2(c), the Company shall not include any securities other than Registrable Securities without the prior written consent of the Required Holders. Nothing in the Transaction Documents shall prevent the inclusion of the Agent Shares (as defined in the Securities Purchase Agreement) in an Additional Registration Statement; provided that the Company will not include the Agent Shares on any Additional Registration Statement filed if inclusion of the Agent Shares would cause the number of Securities registered on such Additional Registration Statement to exceed 33% of the Company’s issued and outstanding share capital not held by affiliates. Notwithstanding anything herein to the contrary, no Agent Shares may be included on any Registration Statement if after the effective date of such Registration Statement, all Registrable Securities shall not be registered thereunder or pursuant to one or more previously effective Registration Statements.

d. Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until the earlier of (x) such time as the Registrable Securities initially registered on such other form may be resold without volume limitation pursuant to Rule 144(k) under the 1933 Act or otherwise pursuant to Rule 144 without regard to any of the volume or manner of sale requirements of Rule 144 and (y) such time as a Registration Statement on Form F-3 covering such Registrable Securities has been declared effective by the SEC.

e. Sufficient Number of Applicable Securities Registered. In the event the number of Applicable Securities available under a Registration Statement filed pursuant to

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Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of Applicable Securities available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Applicable Securities available for resale under the Registration Statement is less than the Required Registration Amount. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Senior Debentures or the exercise of the Warrants and such calculation shall assume that the Senior Debentures are then convertible into Applicable Securities at the then prevailing Conversion Price (as defined in the Senior Debentures), the Warrants are then exercisable into Applicable Securities at the then prevailing Exercise Price (as defined in the Warrants) and the maximum number of Interest Shares under the Senior Debentures are issuable at the then prevailing Interest Conversion Rate (as defined in the Senior Debentures), assuming the initial outstanding principal amount of the Senior Debentures remains outstanding through the scheduled maturity date and assuming no conversions or redemptions of the Senior Debentures prior to the scheduled maturity date.

f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If: (i) any Registration Statement required to be filed hereunder is not filed on or prior to its Filing Deadline (if the Company files the Initial Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 3(c) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the 1933 Act, within five Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 15 Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Initial Registrable Securities is not declared effective by the SEC by the Initial Effectiveness Deadline (which Registration Statement shall register for resale such Initial Registrable Securities for the Investors on a pro-rata basis, based on their purchase of the Securities pursuant to the Securities Purchase Agreement, unless the number of shares registered for a particular Investor is required to be reduced based on SEC Guidance or any shares of a particular Investor may be excluded from such Registration Statement in compliance with this Agreement), or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Investors are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than 20 consecutive

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calendar days or more than an aggregate of 30 calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) and (iv) the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 15 Trading Day period is exceeded, and for purpose of clause (v) the date on which such 20 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Investor. The parties agree that the maximum aggregate liquidated damages payable to a Investor under this Agreement shall be 12% of the aggregate Subscription Price paid by such Investor pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

g. Underwriter Status. Neither the Company nor any Subsidiary (as defined in the Securities Purchase Agreement) or affiliate thereof shall identify any Buyer as an underwriter in any public disclosure or filing with the SEC or any Principal Market (as defined in the Securities Purchase Agreement) or Trading Market (as defined in the Securities Purchase Agreement) unless required by the SEC and consented to by the applicable Buyer. In the event a Buyer is required by the SEC to be named as an underwriter in any public disclosure or filing with the SEC or any Principal Market, despite diligent efforts by the Company that such Buyer should not be named as an underwriter, the Buyer shall either consent to being named as an underwriter or request that its Registrable Securities be removed from such public disclosure or filing to the extent necessary to avoid being required to be named as an underwriter thereunder. Any Buyer has the right to object by written notice to the Company to any other Buyer being named as an underwriter (such Buyer that is required to be named an underwriter, the “Applicable Buyer”) in any public disclosure or filing with the SEC or any Principal Market. In such case, the Company shall remove the Applicable Buyer and its Registrable Securities from such Registration Statement (the “Original Registration Statement”), and file an additional registration statement that covers such Applicable Buyer’s Registrable Securities and names it as an underwriter (the “Applicable Buyer Registration Statement”), and proceed to seek effectiveness of both the Applicable Buyer Registration Statement, and the Original Registration Statement as a secondary offering by the other Buyers named therein; provided, however, the Applicable Buyer Registration Statement and the Original Registration Statement shall be declared effective on the same date, otherwise in accordance with the terms hereof (regardless of whether or not the Company is notified (orally or in writing, whichever is earlier) by the SEC that either Registration Statement will not be “reviewed” or will not be subject to further review SEC prior to the date such other Registration Statement is no longer subject to further review by

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the SEC). Except as set forth in this paragraph, any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement).

3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities consistent with the Plan of Distribution and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). As used in the preceding sentence, the term “reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within four (4) Business Days after the later of the date that (i) Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and (ii) the approval of the Investors pursuant to Section 3(c) (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall use its reasonable best efforts to keep each Registration Statement effective at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) or otherwise pursuant to Rule 144 without regard to any of the volume or manner of sale requirements of Rule 144 or (ii) the date on which each Investor has sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, subject to Allowable Grace Periods, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 20-F or Form 6-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is

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filed which created the requirement for the Company to amend or supplement such Registration Statement.

c. The Company shall (A) permit each Investor to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for reports incorporated by reference therein) within three (3) Business Days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which the Investors holding a majority of the Registrable Securities included thereunder reasonably objects in writing by the end of such fifth Business Day in the case of a Registration Statement or the third Business Day in the case of an amendment or supplement. The Company shall furnish to each Investor, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement that pertains to the Investors as selling stockholders but not any comments that contain or constitute material non-public information about the Company, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with each Investor in performing the Company’s obligations pursuant to this Section 3.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor, provided that the Company shall be under no obligation under this Section 3(d) to provide any document that is available on the SEC’s EDGAR system.

e. The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation

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in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify each Investor in writing, of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in no event shall such notice disclose the content of any material, nonpublic information, and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request); provided that the Company shall be under no obligation under this Section 3(f) to provide any document that is available on the SEC’s EDGAR system. The Company shall also promptly notify each Investor in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h. If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

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i. If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, as soon as practicable following the written request of any Investor, the Company shall make available for inspection by (i) such Investor, (ii) its legal counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be necessary and reasonably requested by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, and such inspector executes any non-disclosure, non-use or similar document which may be reasonably required by Company, its independent certified public accountants or its counsel (and upon execution of which the Company shall not be deemed to be in violation of its agreement not to provide to such Investor any material, nonpublic information or to publicly disclose such information) unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, if permitted by law, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means and if permitted by law, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its reasonable best efforts to cause all the ADRs covered by a Registration Statement to be listed on each securities exchange on which the Company has applied for and obtained a listing, if the listing of such ADRs is then permitted

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under the rules of such exchange. The Company shall use its reasonable best efforts to cause all the Ordinary Shares covered by a Registration Statement to be listed on each securities exchange on which Ordinary Shares are then listed, if any, if the listing of such Ordinary Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, coordinate with the Depositary to facilitate the timely preparation and delivery of ADRs to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m. If requested by an Investor in writing in the form of a completed Selling Securityholder Notice and Questionnaire, the Company shall as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment if reasonably requested by an Investor holding any Registrable Securities.

n. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities pursuant to the Registration Statement.

o. The Company shall make generally available to its security holders as soon as practical, but not later than one hundred eighty (180) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement, including through filing of an annual report on Form 20-F.

p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q. Within three (3) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit B.

r. Notwithstanding anything to the contrary herein, the Company may delay, including by delaying the filing of a Registration Statement, the disclosure of material,

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non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”) and, as applicable, suspend sales of Registered Securities under an effective Registration Statement; provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 30 consecutive Trading Days and during any 365 day period such Grace Periods shall not exceed an aggregate of 60 days and the first day of any Grace Period must be at least 2 Trading Days after the last day of any prior Grace Period (an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period; provided, however, the provisions of Section 2(f) with respect to the payment of partial liquidated damages otherwise required pursuant to such Section 2(f), shall be applicable during any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver Ordinary Shares to the custodian for the Depositary and the Depositary to deliver the ADRs to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

4. Obligations of the Investors.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement (the “Investor’s Documentation”). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company acknowledges that delivery by each Investor of the Selling Securityholder Notice and Questionnaire in the form attached hereto as Exhibit C and completed in its entirety (other than Section 5 of such questionnaire as to Liberty Harbor Master Fund I, L.P. only) shall satisfy the Investor’s Documentation delivery requirement for the Initial Registration Statement.

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b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver Ordinary Shares to the custodian for the Depositary and the Depositary to deliver the unlegended ADRs to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses Of Registration.

All reasonable expenses, other than underwriting discounts and selling commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. For the avoidance of doubt, the Company shall not be obligated to pay any of the fees and disbursements of counsel to any Investor in connection with the review of any Registration Statement.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or

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governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any prospectus included therein or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any prospectus included therein; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified

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Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this

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Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when Indemnified Damages are incurred and applicable bills are received.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to contribute to the amount paid or payable by such Indemnified Party or Indemnified Person as a result of losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on one hand and the Indemnified Party or Indemnified Person in connection with the actions, statements or omissions that resulted in the losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party or Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party, Indemnified Person or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6 was available to such party in accordance with its terms.

8. Reports Under The 1934 Act.

Until the earlier of the date on which (A) the Investors shall have sold all the Conversion Shares, the Interest Shares and the Warrant Shares, (B) none of the Senior Debentures or Warrants is outstanding, or (C) pursuant to Rule 144(k) the Investors are permitted to sell securities of the Company to the public without registration, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

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c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, to the extent not available on EDGAR, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated

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and kept on file by the sending party); or (iii) two Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

EDAP TMS S.A.

Parc d’activités La Poudrette Lamartine

4/6 Rue du Dauphine

69120 Vaulx-en-Velin

France

Telephone: 33 (0) 4 72 15 31 50

Facsimile:   33 (0) 4 72 15 31 51

Attention:  Marc Oczachowski

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

City Place House

55 Basinghall Street

London EC2V 5EH England

Telephone No.: +44(0) 207 614 2200

Facsimile No.: +44(0) 207 600 1698

Attention: Pierre-Marie Boury, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. The Company hereby irrevocably appoints Mr. Lee D. Sanderson, CPA, P.C., 945 Concord Street, Framingham, MA 01701, Phone: 508-620-5353, as its agent for the receipt of service of process in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents. The Buyers consent and agree that the Company may, in its reasonable discretion, irrevocably appoint a substitute agent for the receipt of service of process located within the Untied States, and that upon such appointment, the appointment of Corporation Service Company may be revoked.

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(1) Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set forth in Section 9(f) of the Securities Purchase Agreement) or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address if its receipt is acknowledged in writing; or (b) sent to the specified address by post, registered mail return receipt requested. In the case of (a), the document will be deemed to have been duly served when it is left and signed for. In the case of (b), the document shall be deemed to have been duly served when received and acknowledged.

(2) If the Company’s agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer of the name and address of the replacement agent. Failing such appointment and notification, the Buyer shall be entitled by notice to the Company to appoint a replacement agent to act on the Company’s behalf. The provisions of this Section 11(c) applying to service on an agent apply equally to service on a replacement agent.

d. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“US Dollars”). All amounts owing under this Agreement shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

e. Judgment Currency.

i. If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11(e) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

ii. If in the case of any proceeding in the court of any jurisdiction referred to in Section 11(e)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount

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due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

iii. Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

f. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

g. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

h. This Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

i. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

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j. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

k. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

l. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Senior Debentures held by Investors then outstanding have been converted into Registrable Securities and all Warrants then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Senior Debentures or on exercises of the Warrants.

n. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

o. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

p. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis a vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

q. Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section 11(q) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement or pursuant to the agreements referred to in the following sentence. Neither the Company nor any of its Subsidiaries has previously entered into any agreement

23

granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full, except as described in Annex A hereto.

r. If, at any time during the Registration Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 11(r) that are eligible for resale pursuant to Rule 144(k) promulgated by the SEC pursuant to the 1933 Act or that are the subject of a then effective Registration Statement.

* * * * * *

24

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
EDAP TMS S.A.
By:
Name:
Title:

25

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:
Midsummer Investment, Ltd.
By:
Name:
Title:

26

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

[OTHER BUYERS]
By:
Name:
Title:

27

SCHEDULE OF BUYERS

Buyer	Buyer Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number
Midsummer Investment, Ltd.	[●] Attention: [●] Facsimile: [●] Telephone: [●] Residence:	[●] Attn: [●] Facsimile: [●] Telephone: [●]
[Other Buyers]

28

ANNEX A

Pursuant to the Registration Rights Agreement dated April 3, 2007 between HT Prostate Therapy Management Company LLC and EDAP TMS S.A., the Company is obligated to file a registration statement in respect of 200,000 Ordinary Shares of the Company.

29

EXHIBIT A

[FOR INITIAL REGISTRATION STATEMENT ONLY:]

[SELLING STOCKHOLDERS

The ordinary shares, in the form of ADRs, (the “Securities”) being offered by the selling stockholders are issuable (i) upon conversion of the convertible Senior Debentures, and (ii) as interest on the convertible Senior Debentures. For additional information regarding the Senior Debentures, see “Private Placement of Convertible Senior Debentures and Warrants” above. We are registering the Securities in order to permit the selling stockholders to offer the Securities for resale from time to time. Except for the ownership of the Senior Debentures and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Securities by each of the selling stockholders. The second column lists the number of Securities beneficially owned by each selling stockholder, based on its ownership of the Senior Debentures and the warrants, as of ________, 2007, assuming conversion of all the Senior Debentures and exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The third column lists the Securities being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the Securities offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of registration rights agreements with the holders of the Senior Debentures and the warrants, this prospectus generally covers the resale of at least the maximum number of Securities issuable upon conversion of the Senior Debentures (assuming that the Senior Debentures are convertible at their initial Conversion Price and without taking into account any limitations on the conversion of the Senior Debentures set forth in such Senior Debentures). Because the conversion price of the Senior Debentures may be adjusted solely to protect security holders from the dilutive effects of certain changes to its share capital the Company may make, the number of Securities that will actually be issued may be more or less than the number of Securities being offered by this prospectus.

Under the terms of the Senior Debentures and the warrants, a selling stockholder may not convert the Senior Debentures, or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares that would exceed 4.99% of our then outstanding ordinary shares (including, any ordinary shares evidenced by ADRs) following such conversion or exercise, excluding for purposes of such determination ordinary shares issuable upon conversion of the Senior Debentures which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their ADRs in this offering. See “Plan of Distribution.”]

[FOR ADDITIONAL REGISTRATION STATEMENT ONLY:]

[SELLING STOCKHOLDERS

The ordinary shares, in the form of ADRs, (the “Securities”) being offered by the selling stockholders are issuable (i) upon exercise of the warrants and (ii) as interest on the convertible Senior Debentures. For additional information regarding the Senior Debentures and warrants, see “Private Placement of Convertible Senior Debentures and Warrants” above. We are registering the Securities in order to permit the selling stockholders to offer the Securities for resale from time to time. Except for the ownership of the Senior Debentures and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Securities by each of the selling stockholders. The second column lists the number of Securities beneficially owned by each selling stockholder, based on its ownership of the Senior Debentures and the warrants, as of ________, 2007, assuming conversion of all the Senior Debentures and exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The third column lists the Securities being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the Securities offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of registration rights agreements with the holders of the Senior Debentures and the warrants, this prospectus generally covers the resale of at least the maximum number of Securities issuable upon exercise of the related warrants (without taking into account any limitations on the exercise of the warrants set forth in the warrants). Because the exercise price of the warrants may be adjusted solely to protect security holders from the dilutive effects of certain changes to its share capital the Company may make, the number of Securities that will actually be issued may be more or less than the number of Securities being offered by this prospectus.

Under the terms of the Senior Debentures and the warrants, a selling stockholder may not convert the Senior Debentures, or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares that would exceed 4.99% of our then outstanding ordinary shares (including, any ordinary shares evidenced by ADRs) following such conversion or exercise, excluding for purposes of such determination ordinary shares issuable upon conversion of the Senior Debentures which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their ADRs in this offering. See “Plan of Distribution.”]

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Midsummer Investment, Ltd. (1)			0
[Other Buyers] (2)

(1)

(2)

PLAN OF DISTRIBUTION

We are registering the Applicable Securities issuable [INSERT IN INITIAL REGISTRATION STATEMENT:][upon conversion of the Senior Debentures] [INSERT IN ADDITIONAL REGISTRATION STATEMENT:] [upon exercise of the warrants] and as interest on the convertible Senior Debentures to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Applicable Securities. We will bear all fees and expenses incident to our obligation to register the Applicable Securities.

The selling stockholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Applicable Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	pursuant to Rule 144 under the Securities Act;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such Securities at a stipulated price per Security;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The selling stockholders may also sell Securities short and deliver Securities covered by this prospectus to close out short positions. Notwithstanding the foregoing, the Company has advised each selling stockholder that it may not use Securities registered on this Registration Statement to cover short sales of Securities made prior to the date on which this Registration Statement shall have been declared effective by the Commission. The selling stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities.

The selling stockholders may pledge or grant a security interest in some or all of the Senior Debentures, warrants or the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Securities registered pursuant to the shelf registration statement, of which this prospectus forms a part. If the selling stockholders use this prospectus for any sale of the Securities, they will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT B

FORM OF LEGAL OPINION REGARDING EFFECTIVENESS

OF REGISTRATION STATEMENT

[date]

EDAP TMS S.A.

Parc d’activités la Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin, France

The Bank of New York

101 Barclay Street

New York, NY 10286, USA

CACEIS Corporate Trust

14 rue Rouget de Lisle

92862 ISSY LES MOULINEAUX cedex 9

France

Ladies and Gentlemen:

We have acted as special United States counsel to EDAP TMS S.A., a French société anonyme (the “Company”), in connection with the Company’s filing of a registration statement on Form F-3 (No. 333-() for resales by the selling shareholders identified as such therein of up to [(] of the Company’s ordinary shares, par value €0.13 per share (the “Shares”), in the form of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs” and, together with the Shares, the “Securities”) representing the Shares. Such registration statement, as amended as of its effective date, insofar as it relates to the Securities, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”

In arriving at the opinion expressed below, we have reviewed the Registration Statement and the documents incorporated by reference therein. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

B-1

Based on the foregoing, and subject to the further qualification set forth below, we confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

The foregoing opinion is limited to the federal law of the United States of America.

We are furnishing this opinion letter to the Company, The Bank of New York and CACEIS Corporate Trust solely for the benefit of the Company in its capacity as the issuer and, with respect to The Bank of New York, solely in its capacity as depositary with respect to the ADRs and with respect to CACEIS Corporate Trust solely in its capacity as the transfer agent of the Company, in each case in connection with the resale of the Securities pursuant to the Registration Statement. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:
, a Partner

B-2

EXHIBIT C

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the “Registrable Securities”) of EDAP TMS S.A. (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐     No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐     No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?

Yes ☐     No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐     No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: _______________	Beneficial Owner:
By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO THE COMPANY:

EDAP TMS S.A.

Parc d’Activites la Poudrette-Lamartine

4/6, rue du Dauphine

69120 Vaulx-en-Velin, France

Telephone No.: +33(0) 47215 3172

Facsimile No.: +33(0) 47215 3144

Attention:	Blandine Confort

Investor Relations / Legal Affairs